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                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED. THE FOLLOWING MARK "**" INDICATES THE APPLICABLE PLACES IN THIS DOCUMENT WHERE CONFIDENTIAL INFORMATION HAS BEEN OMITTED. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                         OUTSOURCING SERVICES AGREEMENT

         THIS OUTSOURCING SERVICES AGREEMENT is made as of July 1, 2000 by and between Information Resources, Inc., a Delaware corporation ("IRI"), and Mosaic InfoForce, L.P., a limited partnership organized under the laws of the State of Delaware ("NewCo").

                                   WITNESSETH:

         WHEREAS, IRI conducts InfoScan Causal Collection Services, InfoForce Recurring Audit Collection Services and InfoForce Custom Audit Collection Services (each as defined below) related to its business of providing information and value added insights related to consumer purchasing behavior and attitudes through a combination of data, software and analytical processes, to client companies that market and sell to consumers and to related service providers;

         WHEREAS, the Board of Directors of IRI has determined that it is in the best interest of IRI and its stockholders to discontinue conducting such services and to enter into a joint venture with Mosaic Group Inc., a corporation organized under the laws of the Province of Ontario ("MGI"), through NewCo, pursuant to which NewCo will provide such services to IRI on the terms and conditions set forth in this Agreement; and

         WHEREAS, this Agreement is entered into pursuant to the Co-operation Agreement of even date herewith between MGI and IRI (the "Co-operation Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. As used in this Agreement, the following terms will have the meanings set forth below, applicable both to the singular and the plural forms of the terms described.

         "AAA" has the meaning ascribed thereto in Section 7.02.

         "Accounting Referee" has the meaning ascribed thereto in Section 2.09.

         "Actual Cost of Services" has the meaning ascribed thereto in Section 3.04.


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         "Additional Cost Reductions" has the meaning ascribed thereto in
Section 2.09

         "Additional Initial Term Services" has the meaning ascribed thereto in
Section 2.04.

         "Additional Subsequent Year Services" has the meaning ascribed thereto in Section 2.08.

         "Additional Volume Initial Term Services" has the meaning ascribed thereto in Section 2.03.

         "Additional Volume Subsequent Year Services" has the meaning ascribed thereto in Section 2.07.

         "Affiliate" of any Person means any Person directly or indirectly controlling, controlled by, or under common control with such other Person. The term "control" means the ownership of more than fifty percent (50%) of the outstanding equity securities or equivalent interests of any Person.

         "Agreement" means this Outsourcing Services Agreement, as amended and supplemented from time to time in accordance with its terms.

         "Allocable Cost Certificate" has the meaning ascribed thereto in
Section 2.06.

         "Allocable Costs" means Central Office Costs, Executive Costs, Field Management Costs and Other Field Expenses.

         "Alternative Remedies" has the meaning ascribed thereto in Section
7.02.

         "Amended and Restated Limited Partnership Agreement" means the amended and restated limited partnership agreement by and among Mosaic InfoForce GP Holding Co, Inc., Mosaic InfoForce LP Holding Co, Inc. and IRI.

         "Applicable Subsequent Year Service Charges" has the meaning ascribed thereto in Section 2.06.

         "Audited Financial Statements" has the meaning ascribed thereto in
Section 3.04.

         "Budget" has the meaning ascribed thereto in Section 2.01.

         "Budgeted Cost of Services" has the meaning ascribed thereto in Section 3.04.

         "Business Plan Acquisitions" has the meaning ascribed thereto in
Section 2.06.





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         "Call Right" has the meaning ascribed thereto in the Amended and
Restated Limited Partnership Agreement.

         "Causal Data Cure Period" has the meaning ascribed thereto in Section 7.02.

         "Causal Data Defective Service" has the meaning ascribed thereto in
Section 7.02.

         "Central Office Costs" has the meaning ascribed thereto in the Budget.

         "Confidential Information" has the meaning ascribed thereto in Section 10.04.

         "Cost Reduction Certificate" has the meaning ascribed thereto in
Section 2.09.

         "Cost Reduction Date" has the meaning ascribed thereto in Section 2.09.

         "Cost Reduction Period" has the meaning ascribed thereto in Section
2.09.

         "Cost Reductions" has the meaning ascribed thereto in Section 2.09.

         "Cure Periods" has the meaning ascribed thereto in Section 7.02.

         "Custom Audit Cure Period" has the meaning ascribed thereto in Section 7.02.

         "Custom Audit Defective Service" has the meaning ascribed thereto in
Section 7.02.

         "Data Challenge" means a question regarding the validity of data collected by NewCo.

         "Data Challenge Report" has the meaning ascribed thereto in Section
2.12.

         "Defective Service" has the meaning ascribed thereto in Section 7.02.

         "Delayed Cost Reduction Certificate" has the meaning ascribed thereto in Section 2.09.

         "Delayed Payment Period" has the meaning ascribed thereto in Section 3.03.

         "Delivery Date" has the meaning ascribed thereto in Section 2.06.

         "Designated Employee" means the Designated IRI Employees and the Designated NewCo Employees.

         "Designated IRI Employee" means David Rosenblatt, Executive Vice President of IRI, or if Mr. Rosenblatt is no longer employed by IRI in such capacity, his successor.



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         "Designated NewCo Employee" means Michael Britton, Executive Vice
President of Operations of NewCo, or if Mr. Britton is no longer employed by NewCo in such capacity, his successor.

         "Disclosing Party" has the meaning ascribed thereto in Section 10.04.

         "E&Y" has the meaning ascribed thereto in Section 3.04.

         "EBIT" means earnings before interest and taxes.

         "Event of Force Majeure" has the meaning ascribed thereto in Section 2.11.

         "Executive Costs" has the meaning ascribed thereto in the Budget.

         "Expedited Procedures" has the meaning ascribed thereto in Section
7.02.

         "Field Management Costs" has the meaning ascribed thereto in the Budget.

         "Financial Statements" has the meaning ascribed thereto in Section
3.04.

         "Following Twelve Month Period" has the meaning ascribed thereto in
Section 2.06.

         "Future IRI Relevant Technology" has the meaning ascribed thereto in
Section 5.02.

         "Future NewCo Relevant Technology" has the meaning ascribed thereto in
Section 5.02.

         "Group Hire Agreement" has the meaning ascribed thereto in the Co-operation Agreement.

         "InfoForce Business" means that segment of IRI's business which consists of providing audit services to clients pursuant to contract-specific, fee-based arrangements with such clients and pursuant to which InfoForce Recurring Audit Collection Service and/or InfoForce Custom Audit Collection Service services are provided.

         "InfoForce Custom Audit Collection Service" has the meaning ascribed thereto in the Budget.

         "InfoForce Custom Audit Data" has the meaning ascribed thereto in the Budget.

         "InfoForce Recurring Audit Collection Service" has the meaning ascribed thereto in the Budget.

         "InfoForce Recurring Audit Data" has the meaning ascribed thereto in the Budget.


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         "InfoScan Causal Collection Service" has the meaning ascribed thereto in the Budget.

         "InfoScan Causal Data" has the meaning ascribed thereto in the Budget.

         "Initial Term" has the meaning ascribed thereto in Section 2.01.

         "Initial Term Service Charges" has the meaning ascribed thereto in
Section 3.01.

         "Initial Term Services" has the meaning ascribed thereto in Section
2.01.

         "Interim Period" has the meaning ascribed thereto in Section 3.04.

         "Interim Period Variation Analysis" has the meaning ascribed thereto in
Section 3.04.

         "Interim Period Variation Certificate" has the meaning ascribed thereto in Section 3.04.

         "Interim Unaudited Financial Statements" has the meaning ascribed thereto in Section 3.04.

         "IRI Data" has the meaning ascribed thereto in Section 2.13.

         "IRI Indemnified Person" has the meaning ascribed thereto in Section 7.03.

         "IRI's Relevant Technology" has the meaning ascribed thereto in Section 5.01.

         "IRI Usage Agreement" has the meaning ascribed thereto in the Co-operation Agreement.

         "JV" means the joint venture between MGI and IRI in the form of a limited partnership established under the laws of the State of Delaware and having the name "Mosaic InfoForce."

         "Losses" has the meaning ascribed thereto in Section 7.02.

         "More Favorable Services" has the meaning ascribed thereto in Section 2.06.

         "NewCo's Relevant Technology" has the meaning ascribed thereto in
Section 5.01.

         "Other Field Expenses" has the meaning ascribed thereto in the Budget.

         "Operative Documents" has the meaning ascribed thereto in the U.S. Co-operation Agreement.

         "Percentage Interest" has the meaning ascribed thereto in the Amended and Restated Limited Partnership Agreement.



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         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

         "Prior Twelve Month Period" has the meaning ascribed thereto in Section 2.06.

         "Receiving Party" has the meaning ascribed thereto in Section 10.04.

         "Recipient Party" has the meaning ascribed thereto in Section 4.01.

         "Recurring Audit Cure Period" has the meaning ascribed thereto in
Section 7.02.

         "Recurring Audit Defective Service" has the meaning ascribed thereto in
Section 7.02.

         "Reinvestment Proposal" has the meaning ascribed thereto in Section
3.04.

         "Relevant Technology" has the meaning ascribed thereto in Section 5.01

         "Remaining Term" has the meaning ascribed thereto in Section 2.06.

         "Requesting Party" has the meaning ascribed thereto in Section 4.01.

         "Service Level Agreement" has the meaning ascribed thereto in Section 2.01.

         "Services" has the meaning ascribed thereto in Section 2.06.

         "Six Month Period" has the meaning ascribed thereto in Section 3.04.

         "Six Month Period Variation Analysis" has the meaning ascribed thereto in Section 3.04.

         "Six Month Period Variation Certificate" has the meaning ascribed thereto in Section 3.04.

         "Stores" means the locations from which InfoScan Causal Data, InfoForce Recurring Audit Data and/or InfoForce Custom Audit Data is collected.

         "Subsequent Year Requirements Proposal" has the meaning ascribed thereto in Section 2.06.

         "Subsequent Year Requirements Proposals" has the meaning ascribed thereto in Section 2.06.

         "Subsequent Year Service Charge" has the meaning ascribed thereto in
Section 2.06.

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         "Subsequent Year Service Charges" has the meaning ascribed thereto in
Section 2.06.

         "Subsequent Year Service Level Agreement" has the meaning ascribed thereto in Section 2.06.

         "Subsequent Year Service Level Agreements" has the meaning ascribed thereto in Section 2.06.

         "Subsequent Year Services" has the meaning ascribed thereto in Section 2.06.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

         "Term" has the meaning ascribed thereto in Section 9.01.

         "Threshold Amount" has the meaning ascribed thereto in Section 7.02.

         "Transition Services Agreement" has the meaning ascribed thereto in
Section 2.09.

         "Twelve Month Period" has the meaning ascribed thereto in Section 3.04.

         "Twelve Month Period Variation Analysis" has the meaning ascribed thereto in Section 3.04.

         "Twelve Month Period Variation Certificate" has the meaning ascribed thereto in Section 3.04.

         "Variation Analysis" has the meaning ascribed thereto in Section 3.04.

         "Variation Certificate" has the meaning ascribed thereto in Section
3.04.

         "Year 2000 Audited Financial Statements" has the meaning ascribed thereto in Section 3.04.

         "Year 2001 Audited Financial Statements" has the meaning ascribed thereto in Section 3.04.

         Section 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.



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                                   ARTICLE II
                              PROVISION OF SERVICES

         Section 2.01. Provision of Services During the Initial Term. On the terms and subject to the conditions set forth in this Agreement and in consideration of the Initial Term Service Charges (defined below), NewCo agrees to provide to IRI the services (the "Initial Term Services") described in the budget for NewCo for the period beginning July 1, 2000 and ending June 30, 2003 mutually agreed to by the parties hereto (the "Budget"), which Initial Term Services shall be provided from the date of this Agreement through and including December 31, 2001 (the "Initial Term"). Subject to the provisions of Section
2.02 below or unless otherwise specifically agreed by IRI and NewCo through their respective Designated Employees in accordance with the provisions of
Article IV hereof, the Initial Term Services to be provided by NewCo hereunder shall be provided to IRI at the service levels set forth in Exhibit A hereto (the "Service Level Agreement") and in the volumes set forth in the Budget.

         Section 2.02. Adjustment to Service Level Agreement. (a) On or before September 30, 2000, IRI shall deliver to NewCo its documented market-specific, historical service levels. Following receipt of IRI's documented market-specific, historical service levels the parties shall amend the Service Level Agreement to include market-specific service levels and NewCo shall thereafter provide the Initial Term Services to IRI at the service levels, including the market-specific service levels, included in such amended Service Level Agreement. During the period from October 1, 2000 through December 31, 2000, the parties shall review jointly (through their respective Designated Employees) the market-specific service levels included in the amended Service Level Agreement, based upon (a) IRI's documented market-specific, historical service levels during the period beginning June 28, 1999 and ending June 25, 2000 and (b) the collection methodology of NewCo during the period beginning October 1, 2000 and ending December 31, 2000. If the parties determine through such review that the underlying market-specific, historical service levels upon which the amended Service Level Agreement was based were lower than the market-specific service levels set forth in the amended Service Level Agreement, then the amended Service Level Agreement immediately (and no later than five (5) business days following determination of any such inaccuracy) shall be revised to reflect such lower service levels and NewCo shall thereafter provide the Initial Term Services to IRI at the new service levels in such revised Service Level Agreement. Any disagreement between the parties regarding this Section 2.02(a) shall be settled in accordance with Section 4.03 hereof.

         (b) During the period from July 1, 2000 through December 31, 2000, the parties hereto shall review jointly (through their respective Designated Employees) the service levels set forth in the Service Level Agreement, based upon (a) IRI's documented historical service levels during the period beginning June 28, 1999 and ending June 25, 2000 and (b) the collection methodology of NewCo during the period beginning July 1, 2000 and ending December 31, 2000. If the parties determine through such review that the underlying historical service levels upon which the Service Level Agreement was based were lower than the service levels set forth in the Service Level Agreement, then the Service Level Agreement immediately (and no later than five (5) business days following determination of any such inaccuracy) shall be amended to reflect



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such lower service levels and NewCo shall thereafter provide the Initial Term
Services to IRI at the new services levels in such amended Service Level Agreement. Any disagreement between the parties regarding this Section 2.02(b) shall be settled in accordance with the provisions of Section 4.03 hereof.

         Section 2.03. Increases in Volume of Services During Initial Term. In addition to the volume of Initial Term Services to be provided by NewCo to IRI pursuant to Section 2.01 hereof as set forth in the Budget, if requested by IRI pursuant to written notice to the Designated NewCo Employee of at least (a) four
(4) weeks with regard to an increase of less than ten percent (10%), (b) eight
(8) weeks with regard to an increase of ten percent (10%) or greater, up to and including twenty percent (20%) and (c) twelve (12) weeks with regard to an increase greater than twenty percent (20%), prior to the date on which IRI wishes to increase such volume, and to the extent that IRI and NewCo (through their respective Designated Employees) may mutually agree in writing, NewCo shall provide increased volumes of the Services to IRI during the Initial Term (the "Additional Volume Initial Term Services"). Subject to Section 2.02 above or unless otherwise specifically agreed to by IRI and NewCo in accordance with the provisions of Article IV hereof, any Additional Volume Initial Term Services shall be provided to IRI at the service levels set forth in the Service Level Agreement. The service charges for any such Additional Volume Initial Term Services shall be paid in accordance with the provisions of Section 3.04 hereof.

         Section 2.04. Additional Services During Initial Term. In addition to the Initial Term Services and Additional Volume Initial Term Services, if any, to be provided by NewCo to IRI pursuant to Sections 2.01 and 2.03 hereof, if requested by IRI pursuant to written notice to the Designated NewCo Employee and to the extent that IRI and NewCo (through their respective Designated Employees in accordance with Article IV hereof) may mutually agree in writing, NewCo shall provide additional services (including Services not included in the Budget) to IRI during the Initial Term (the "Additional Initial Term Services"). The timing for the commencement of the provision by NewCo of any such Additional Initial Term Services, volume, scope and nature of any such Additional Initial Term Services, as well as the term, service charges, service levels and other terms and conditions applicable thereto, shall be commercially reasonable and mutually agreed in writing by IRI and NewCo (through their respective Designated Employees in accordance with Article IV hereof). The service charges for any such Additional Initial Term Services shall be paid in accordance with the provisions of Section 3.04 hereof.

         Section 2.05. [**]

         Section 2.06. Provisions of Services During the Remaining Term. (a) The remaining term of this Agreement shall begin on January 1, 2002 and shall end upon the expiration or earlier termination of this Agreement in accordance with
Article IX hereof (the "Remaining Term").



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         (b) On or before October 31 (the "Delivery Date") of each year beginning October 31, 2001, IRI shall provide to NewCo, a subsequent year service requirements proposal (each a "Subsequent Year Requirements Proposal," and together with all such proposals delivered during the Remaining Term, the "Subsequent Year Requirements Proposals") and service level agreement (each a "Subsequent Year Service Level Agreement," and together with all such service level agreements delivered during the Remaining Term, the "Subsequent Year Service Level Agreements") for the twelve month period beginning the January 1 following the applicable Delivery Date. The services (including any Additional Volume Subsequent Year Services and Additional Subsequent Year Services (each as defined below)) rendered by NewCo to IRI during the Remaining Term are hereafter referred to as the "Subsequent Year Services" and, collectively with the Initial Term Services, the Additional Volume Initial Term Services and the Additional Initial Term Services, the "Services."

         (c) Within thirty (30) days following receipt of the applicable proposed Subsequent Year Requirements Proposal and Subsequent Year Service Level Agreement from IRI, NewCo shall provide to IRI its proposed service charges for the Subsequent Year Services requested by IRI to be provided during the applicable twelve month period (the "Subsequent Year Service Charge," and together with all service charges during the Remaining Term, the "Subsequent Year Service Charges"). Upon receipt of such Subsequent Year Service Charge proposal from NewCo, NewCo and IRI shall promptly use their respective best efforts to negotiate (through their respective Designated Employees in accordance with Article IV hereof) the volume, scope and nature of such Subsequent Year Services, as well as the Subsequent Year Service Charges and other terms and conditions applicable to such Subsequent Year Services; provided, however, that if during the prior twelve-month period NewCo enters into an agreement (whether written or oral) to provide services to any customer, other than IRI, that provides for less than an [**] margin to NewCo after allocating Central Office Costs and Executive Costs pro-rata across all of the services provided by NewCo based on the revenues generated by such services (the "More Favorable Services"), the Subsequent Year Service Charges in effect during the year in which NewCo enters into such agreement to provide More Favorable Services (the "Applicable Subsequent Year Service Charges"), shall be promptly (but in no event later than thirty (30) days following the execution of such agreement to provide More Favorable Services) adjusted as necessary so that the Applicable Subsequent Year Service Charges are no less favorable to IRI than those associated with the More Favorable Services for the twelve-month period during which NewCo provides such More Favorable Services. Thereafter, such adjustment shall similarly be made to the Subsequent Year Service Charges for each Following Twelve Month Period (as hereinafter defined) for so long as NewCo continues to provide such More Favorable Services.

         (d) In addition, in negotiating the Subsequent Year Service Charges, the parties agree to use their commercially reasonable best efforts to ensure that:

                  (i) NewCo maintains at least a [**] margin (which margin shall include IRI's InfoForce Business) on the Subsequent Year Services to be provided by NewCo during each of the twelve month periods following the Initial Term; provided, however, that if the Percentage



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Interest in the JV held by IRI decreases from the Percentage Interest set forth on Exhibit A to the Amended and Restated Limited Partnership Agreement on the date hereof, such [**] margin shall be adjusted so that no more than an [**] margin is allocable to the Percentage Interests in the JV held by MGI;

                  (ii) Subsequent Year Service Charges are established on an activity-based, rather than a time and materials-based, model;

                  (iii) Except as provided in the second sentence of this
Section 2.06(d)(iii) and Section 2.06(e), for each twelve month period during the Remaining Term (each a "Following Twelve Month Period"), NewCo's (A) Central Office Costs and Executive Costs are allocated pro rata across all services outlined in the business plan and/or budget for NewCo based on the revenues projected in such business plan and/or budget to be generated by NewCo from such services, and (B) NewCo's Field Management Costs and Other Field Expenses are allocated across the services projected to use the resources included in such Field Management Costs and/or Other Field Expenses as specifically outlined in the business plan and/or budget based on the revenues projected to be generated from such services in such business plan and/or budget, in each case including
(1) revenues attributable to acquisitions completed in the immediately preceding twelve month period (the "Prior Twelve Month Period") and (2) revenues attributable to acquisitions included in the business plan and/or budget for the applicable Following Twelve Month Period; provided, however, that revenues attributable to such acquisitions shall not be included in the allocation until each such acquisition is consummated, at which time the parties agree to promptly (but in no event later than thirty (30) days after consummation of such acquisition) adjust the Subsequent Year Service Charges for the Following Twelve Month Period during which such acquisition was consummated to reflect a reallocation of Central Office Costs and Executive Costs and, if applicable, Field Management Costs and Other Field Expenses (on a pro rata basis, based on the number of calendar days remaining in the applicable Following Twelve Month Period beginning with the date following the of consummation of each such acquisition and ending on the last day of such Following Twelve Month Period). If the business plan and/or budget for the Prior Twelve Month Period included potential acquisitions (the "Business Plan Acquisitions") that were not completed during such Prior Twelve Month Period, the Subsequent Year Service Charges for the applicable Following Twelve Month Period shall reflect an allocation of costs established by multiplying NewCo's Central Office Costs and Executive Costs by two (2) and allocating this total amount, pro rata based on revenues generated or projected, as the case may be, across the greater of (A) the actual revenues generated by NewCo during the applicable Prior Twelve Month Period or (B) the revenues projected by NewCo in the applicable business plan and/or budget for NewCo for the applicable Following Twelve Month Period, assuming for this purpose that such Business Plan Acquisitions had been consummated by NewCo in the Prior Twelve Month Period. The foregoing notwithstanding, no adjustment for Business Plan Acquisitions shall be made with respect to any Following Twelve Month Period in the event that (1) IRI has not equaled or exceeded its projected revenue levels as set forth in the business plan and/or budget for the Prior Twelve Month Period or (2) the Business Plan Acquisitions during the applicable Prior Twelve Month Period were not consummated due to IRI's election not to participate in a capital call for the purpose of funding




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any such Business Plan Acquisition pursuant to the terms of the Amended and
Restated Limited Partnership Agreement; and

                  (iv) such Subsequent Year Service Charges include the Cost Reductions (as defined below) described in Section 2.09 hereof.

         (e) Adjustment to Subsequent Year Service Charges. If MGI violates the provisions of Section 16.2 of the Amended and Restated Limited Partnership Agreement, the Subsequent Year Service Charges for each calendar year during the Remaining Term of this Agreement, beginning with the calendar year of the date of consummation of an Acquisition or the execution of a Third Party Contract (each as defined in the Amended and Restated Limited Partnership Agreement), shall be established (or retroactively adjusted in the case of the calendar year in which such violation occurs) to reflect such Acquisition or execution of a Third Party Contract by multiplying NewCo's Central Office Costs and Executive Costs by two (2) and allocating this total amount, pro rata based upon the revenues projected or generated as the case may be, across the total of (1) the revenues projected to be generated (or generated in the case of the calendar year in which such violation occurs) by NewCo in the business plan and/or budget for NewCo for the applicable calendar year (or portion thereof, as applicable), plus (2) the revenues projected by MGI (in MGI's sole reasonable judgment) in the business plan and/or budget for MGI or its applicable Affiliate to be generated (or generated in the case of the calendar year in which such violation occurs) by MGI or its applicable Affiliate from Covered Services (as defined in the Amended and Restated Limited Partnership Agreement) attributable to such Acquisition or Third Party Contract during the applicable calendar year (or portion thereof, as applicable).

         (f) In conjunction with the preparation of its financial statements for each fiscal year during the Remaining Term, NewCo shall review the allocation of Allocable Costs for the Prior Twelve Month Period and to the extent that such Allocable Costs were not accurately allocated by NewCo during such Prior Twelve Month Period, after taking into account any adjustments related to Business Plan Acquisitions as provided in the second sentence of clause (d)(iii) above and any adjustments pursuant to clause (e) above, the Subsequent Year Service Charges related to such Prior Twelve Month Period shall be retroactively increased or decreased, as applicable, to reflect such reallocation. NewCo shall deliver to IRI within sixty (60) days following the end of the applicable Prior Twelve Month Period a certificate setting forth its revised allocation of Allocable Costs (the "Allocable Cost Certificate"). In the event that the Allocable Costs allocated to IRI exceeded the actual costs allocable to IRI and paid by NewCo during the applicable Prior Twelve Month Period, NewCo shall reimburse IRI for any excess amounts paid immediately upon (and in any event no later that fifteen
(15) days following) receipt by IRI of the Allocable Cost Certificate. In the event that the actual costs allocable to IRI and paid to NewCo during the applicable Prior Twelve Month Period exceed the Allocable Costs allocated to IRI, IRI shall reimburse NewCo for such underpayment immediately upon (and in any event no later than fifteen (15) days following) receipt by IRI of the Allocable Costs Certificate.

         (g) In the event that the parties fail to agree, on or before December 15, on the Subsequent Year Service Charges and/or the other terms and conditions related to the Services to



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be provided by NewCo to IRI for any year in the Remaining Term, then (i) the
Subsequent Year Service Charges applicable to such year shall be the same as (A) the Initial Term Service Charges (as defined below), as adjusted pursuant to
Section 3.04 hereof, minus the Cost Reductions, as the same may be adjusted pursuant to Section 2.09(d) hereof for the same or similar services, or (B) Subsequent Year Service Charges, as the case may be, for the immediately preceding year; provided, however, that such Subsequent Year Service Charges shall be adjusted (x) to ensure that NewCo maintains at least a [**] margin, subject to adjustment in the event of a decrease in IRI's Percentage Interest as set forth in Section 2.09(d) above and (y) for wage (including benefits) inflation, as mutually agreed by IRI and NewCo, and (ii) the other terms and conditions related to the Services applicable to such year shall be identical to those of the preceding year for the same or similar services.

         Section 2.07. Increases in Volume of Services During Any Subsequent Year. In addition to the Subsequent Year Services to be provided by NewCo to IRI pursuant to Section 2.06 hereof, if requested by IRI pursuant to written notice to the Designated NewCo Employee of at least (a) four (4) weeks with regard to an increase of less than ten percent (10%), (b) eight (8) weeks with regard to an increase of ten percent (10%) or greater, up to and including twenty percent (20%) and (c) twelve (12) weeks with regard to an increase greater than twenty percent (20%), prior to the date on which IRI wishes to increase such volume, and to the extent that IRI and NewCo (through their respective Designated Employees ) may mutually agree in writing, NewCo shall provide increased volumes of Subsequent Year Services to IRI during a Subsequent Year (the "Additional Volume Subsequent Year Services") at the same rates as the applicable Subsequent Year Service Charges. Unless otherwise specifically agreed to by IRI and NewCo in accordance with the provisions of Article IV hereof, any Additional Volume Subsequent Year Services shall be provided to IRI at the service levels set forth in the applicable Subsequent Year Service Level Agreement. The service charges for any such Additional Volume Subsequent Year Services shall be paid in accordance with the provisions of Section 3.02 hereof.

         Section 2.08. Additional Services During Any Subsequent Year. In addition to the Subsequent Year Services and Additional Volume Subsequent Year Services, if any, to be provided by NewCo to IRI pursuant to Sections 2.06 and
2.07 hereof, if requested by IRI pursuant to written notice to the Designated NewCo Employee, and to the extent that IRI and NewCo (through their respective Designated Employees in accordance with Article IV hereof) may mutually agree in writing, NewCo shall provide additional services (including Services not provided by NewCo to IRI during the Initial Term) to IRI during the Remaining Term (the "Additional Subsequent Year Services"). The timing for the commencement of the provision by NewCo of any such Additional Subsequent Year Services, volume, scope and nature of any such Additional Subsequent Year Services, as well as the term, service charges, service levels and other terms and conditions applicable thereto, shall be commercially reasonable and mutually agreed in writing by IRI and NewCo (through their respective Designated Employees in accordance with Article IV hereof). The service charges for any such Subsequent Year Services shall be paid in accordance with the provisions of
Section 3.02 hereof.

         Section 2.09. Cost Reduction. (a) Subject to the provisions of Section 2.09(d) below, the Subsequent Year Service Charges for the twelve month period beginning January 1, 2002 and ending December 31, 2002 (the "Cost Reduction Period") shall reflect at least [**] in aggregate cost reductions (the "Cost Reductions") from the actual costs of delivering the Services as of the date of this Agreement. Such Cost Reductions shall consist of reductions in fixed costs and/or reductions in the rates for variable costs during the Cost Reduction Period and such Cost Reductions shall be maintained by NewCo during the Remaining Term. On or before January 1, 2002, NewCo shall deliver to IRI a certificate (the "Cost Reduction Certificate") that sets forth in reasonable detail the Cost Reductions.

         (b) In the event that, by the end of the Initial Term, NewCo believes it will achieve cost reductions of the type and nature comprising the Cost Reductions in excess of [**] (the "Additional Cost Reductions") or has initiated programs which it believes will generate the Additional Cost Reductions during the thirty (30) month period beginning July 1, 2000 and ending December 31, 2002, the Cost Reduction Certificate delivered to IRI pursuant to Section 2.09(a) above shall also set forth in reasonable detail the programs and savings that comprise the Additional Cost Reductions. If IRI does not object to the Cost Reduction Certificate pursuant to the provisions of Section 2.09(c) below, IRI shall pay NewCo [**] of the aggregate Additional Cost Reductions shown on the certificate as a performance bonus. In the event that the Additional Cost Reductions shown on the Cost Reduction Certificate have not been achieved by December 31, 2002, then NewCo shall reimburse IRI a pro rata portion of the [**] bonus payment. Any Additional Cost Reductions actually achieved by NewCo shall be maintained by NewCo during the Remaining Term in order to be eligible for the performance bonus.

         (c) IRI shall have a period of ten (10) business days after the delivery of the Cost Reduction Certificate to present in writing to NewCo notice of any objections IRI may have to the Cost Reduction Certificate, setting forth in reasonable detail the reasons for such objection, including any objection to the Additional Cost Reductions. If IRI objects in writing to the Cost Reduction Certificate within the 10 day period, IRI and NewCo shall negotiate in good faith (through their respective Designated Employees) and use their reasonable best efforts to resolve such dispute. If the parties fail to agree within an additional five (5) business days, then the disputed items shall be resolved by Arthur Andersen LLP, or if such firm declines to act in such capacity or is no longer qualified as a firm of independent public accountants with respect to IRI, MGI or NewCo, by such other firm of independent public accountants chosen and mutually accepted by both parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute within ten (10) business days of having the disputed items referred to it. The Cost Reduction Certificate, as revised by the Accounting Referee, shall be final and binding on the parties. The cost, fees and expenses of the Accounting Referee shall be borne equally by IRI and NewCo.

         (d) In the event IRI breaches or fails to comply with any of the terms or conditions set forth in the Transition Services Agreement of even date herewith by and between IRI and NewCo (the "Transition Services Agreement") and fails to cure such breach or failure to comply within the applicable cure period specified therein and such breach or failure has or is reasonably expected to have a material adverse effect on NewCo's ability to achieve the Cost Reductions by December 31, 2002 (the "Cost Reduction Date"), NewCo shall deliver, as soon as reasonably practicable (and in no event later than forty-five (45) days) following the applicable cure period, a certificate to IRI (the "Delayed Cost Reduction Certificate") that sets forth
(i) in reasonable detail the material adverse effect that IRI's breach or failure to comply with the terms of the Transition Services Agreement will have or is reasonably expected to have on the timing of the Cost Reductions and (ii) an alternative date by which the Subsequent Year Service Charges will reflect the Cost Reductions. IRI shall have a period of ten (10) business days after the delivery of the Delayed Cost Reduction Certificate to present in writing to NewCo notice of any objections IRI may have to the Delayed Cost Reduction Certificate, setting forth in reasonable detail the reasons for such objection. If IRI does not object to the Delayed Cost Reduction Certificate, the Cost Reduction Date shall be amended as set forth in the Delayed Cost Reduction Certificate and such change shall be final and binding on the parties. If IRI objects in writing to the Delayed Cost Reduction Certificate within the 10 day period, IRI and NewCo shall negotiate in good faith (through their respective Designated Employees) and use their reasonable best efforts to resolve such dispute. If the parties fail to agree within an additional five (5) business days, then the disputed items shall be resolved by the Accounting Referee. The Accounting Referee shall resolve the dispute within ten (10) business days of having the disputed items referred to it. The Delayed Cost Reduction Certificate, as revised by the Accounting Referee, shall be final and binding on the parties. The cost, fees and expenses of the Accounting Referee shall be borne equally by IRI and NewCo. The foregoing notwithstanding, NewCo shall remain obligated to deliver by the Cost Reduction Date that portion of the Cost Reductions that are not affected by IRI's breach or failure to comply with the terms or conditions of the Transition Services Agreement.

         (e) For each year following the Cost Reduction Period, the Subsequent Year Service Charges shall be adjusted to reflect additional permanent cost reductions from the actual cost of delivering the Services as of the date of this Agreement, if any, achieved by NewCo.

         Section 2.10. Reporting. NewCo shall deliver to IRI weekly on Tuesday beginning the second full week following the date of this Agreement a service usage report, substantially in the form attached hereto as Exhibit B-1. NewCo shall deliver to IRI on the fifteenth (15th) day of each month beginning the second full month following the date of this Agreement (such initial report to cover the period beginning on the date of this Agreement and ending on the last day of the first full month following the date of this Agreement) a report setting forth (A) costs savings achieved as of the date of such report, together with planned and/or initiated programs to achieve the Cost Reductions described in Section 2.09 above and (B) technology issues, proposed technology developments and the status of any initiated technology development programs pursuant to Sections 2.14 and 5.01 below, substantially in the form attached hereto as Exhibit B-2.

         Section 2.11. Force Majeure. NewCo shall not be required to provide any Service to the extent the failure to perform such Service is caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of NewCo, including without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental authorities, riots, insurrections, or any other cause beyond the control of NewCo (an "Event of Force Majeure"); provided, that NewCo promptly notifies IRI of the Event of Force Majeure and takes all commercially reasonable steps necessary to resume performance of such Services within 10 business days of the date that such Service ceases to be provided by NewCo. The parties acknowledge that IRI is relying on NewCo to perform the Services and that any interruption in the InfoScan Causal Collection Service may have a material adverse effect on the business of IRI.

         Section 2.12. Data Challenges. NewCo shall provide IRI with a monthly report on Data Challenges by the last day of each month during the first 12 months of this Agreement. Such report (the "Data Challenge Report") shall be substantially in the form of Exhibit C hereto and shall report on the occurrence of Data Challenges and NewCo's acknowledgement of and response to such Data Challenges during the prior month. After the end of the twelve-month period and prior to September 30, 2001, the parties shall amend the Initial Term Service Level Agreement and each Subsequent Year Service Level Agreement to include the maximum number of Data Challenges permitted based on the Data Challenge history during the first 12 months of this Agreement, and to include the response times set forth in the following sentence. Until such addition is made to the applicable Service Level Agreement, NewCo agrees to use commercially reasonable efforts to acknowledge all Data Challenges within 48 hours of NewCo's receipt of the Data Challenge and resolve each such Data Challenge within ten (10) business days.

         Section 2.13. Ownership of Data. NewCo acknowledges and agrees that all data collected and provided to IRI or a client of IRI at the request of IRI as part of the Services ("IRI Data") shall be owned solely by IRI and shall not be provided to any other party without IRI's prior written consent. Without the consent of IRI, which consent shall not be unreasonably withheld, NewCo further agrees that it shall not collect, at the same time it is collecting IRI Data, the same data for itself or for any third party.

         Section 2.14. Replacement of MONet Equipment. It is anticipated that NewCo will lease hardware to replace the MONet hardware provided by IRI for NewCo's use under the IRI Usage Agreement during the Initial Term. When NewCo leases such replacement hardware, the applicable budget and/or Subsequent Year Service Charges shall be amended to include up to [**] per annum (the current depreciation charge related to the MONet hardware) to be allocated to the cost of leasing such replacement hardware.


                                   ARTICLE III
                                 SERVICE CHARGES

         Section 3.01. Initial Term Service Charges; Invoicing of Initial Term Service Charges. The charges for the Initial Term Services (the "Initial Term Service Charges") to be provided by

NewCo to IRI hereunder shall be as set forth in the Budget. NewCo shall invoice IRI for the Initial Term Service Charges in eighteen (18) monthly installments on the first business day of each month, provided that any failure by NewCo to provide an invoice within such time period shall not relieve IRI of its obligation to pay an invoice received after such date.

         Section 3.02. Subsequent Year Service Charges; Invoicing of Subsequent Year Services Charges. The Subsequent Year Service Charges shall be determined in accordance with Section 2.06 hereof. NewCo shall invoice IRI for the Subsequent Year Service Charges on the first business day of each month; provided that any failure by NewCo to provide an invoice within such time period shall not relieve IRI of its obligation to pay an invoice received after such date; provided, further, that NewCo shall review the Subsequent Year Service Charges quarterly for the immediately preceding three month period and compare actual use of Services to budgeted use of Services during such three (3) month period. To the extent that such Subsequent Year Service Charges resulted in an overpayment or an underpayment to NewCo during such three month period, the Subsequent Year Service Charges related to such three month period shall be retroactively increased or decreased, as applicable, and the next scheduled invoice for Subsequent Year Service Charges shall be increased or decreased, as the case may be, to reflect such overpayment or underpayment.

         Section 3.03. Settlement of Service Charges; Audit Right. (a) IRI shall pay within fifteen (15) days following its receipt of any invoice from NewCo, by wire transfer of immediately available funds payable to the order of NewCo and without set-off, all amounts invoiced by NewCo during the current calendar month; provided, however, that during the period (the "Delayed Payment Period") beginning on the effective date of this Agreement and ending on the later to occur of six (6) months from the effective date hereof or the last day of the last month during which IRI funds payroll for the Leased Employees under the terms of the Transition Services Agreement, whether before or after such Leased Employees become NewCo employees, IRI shall pay within forty-five (45) days following its receipt of an invoice from NewCo; provided, further, that during the Delayed Payment Period, IRI may set-off amounts owed to IRI by NewCo pursuant to the Transition Services Agreement against amounts invoiced pursuant to this Agreement. If IRI fails to pay any monthly payment within fifteen (15) days, with respect to months after the Delayed Payment Period through the expiration or termination of this Agreement, or forty-five (45) days, with respect to the months during the Delayed Payment Period, following its receipt of any invoice from NewCo, IRI shall pay, in addition to the amount indicated in such invoice, interest on such amount at the rate publicly announced by Harris Bank and Trust Company as its base rate in Chicago, Illinois in effect from time to time during the period such amount remains unpaid.

         (b) In the event of a dispute as to the propriety of the amount invoiced, IRI shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute (and shall not be obligated to pay interest on the amount so withheld) and shall notify a NewCo Designated Employee in writing in accordance with the provisions of Section 10.07 hereof within ten
(10) business days from receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by IRI. NewCo shall provide to a IRI Designated

Employee records relating to the disputed amount so as to enable the parties (through their respective Designated Employees) to resolve the dispute. The parties shall use the dispute resolution procedures set forth in Article VIII hereof to resolve any such dispute promptly.

         Section 3.04. Adjustments to Initial Term Service Charges. (a) As promptly as practicable (but no later than sixty (60) days) after the six month period beginning July 1, 2000 and ending December 31, 2000 (the "Six Month Period"), the six month period beginning January 1, 2001 ending June 30, 2001 (the "Interim Period") and the twelve month period beginning January 1, 2001 and ending December 31, 2001 (the "Twelve Month Period"), NewCo (i) in the case of the Six Month Period and the Twelve Month Period, will cause Ernst & Young, LLP ("E&Y") to conduct an audit and deliver an audit opinion on the financial statements of NewCo at December 31, 2000 (the "Year 2000 Audited Financial Statements") and December 31, 2001 (the "Year 2001 Audited Financial Statements," and together with the Year 2000 Audited Financial Statements, the "Audited Financial Statements"), respectively, and (ii) in the case of the Interim Period, shall prepare the unaudited financial statements of NewCo at June 30, 2001 (the "Interim Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements"). NewCo shall also prepare (i) a variation analysis for each of the Six Month Period (the "Six Month Period Variation Analysis"), Interim Period (the "Interim Period Variation Analysis") and Twelve Month Period (the "Twelve Month Period Variation Analysis," and collectively with the Six Month Period Variation Analysis and the Interim Period Variation Analysis, the "Variation Analysis") and (ii) a certificate based on the applicable Variation Analysis setting forth (A) [**] (including Additional Volume Initial Term Services and Additional Initial Term Services) ("Actual Cost of Services") during each of the Six Month Period, Interim Period and Twelve Month Period and (B) the amounts set forth in the Budget, as adjusted pursuant to paragraph (d) or (e) of this Section 3.04 in the case of the Interim Period and/or the Twelve Month Period, in respect to such Services ("Budgeted Cost of Services") during each of the Six Month Period (the "Six Month Period Variation Certificate"), Interim Period (the "Interim Period Variation Certificate") and the Twelve Month Period (the "Twelve Month Period Variation Certificate," and together with the Six Month Period Variation Certificate and the Interim Period Variation Certificate, the "Variation Certificate"). NewCo will cause draft Audited Financial Statements, together with a clearance letter from E&Y stating that E&Y has completed the audit of NewCo's financial statements and setting forth any adjustments expected to be made to such draft Audited Financial Statements, or draft Interim Unaudited Financial Statements, as applicable, to be delivered to IRI's independent certified public accountant on or before January 31, 2001 with respect to the Six Month Period, July 15, 2001 with respect to the Interim Period and January 31, 2002 with respect to the Twelve Month Period. NewCo will cause the applicable final Audited Financial Statements, together with the audit opinion and report of E&Y thereon, or the final Interim Unaudited Financial Statements, and the related Variation Analysis and Variation Certificate to be delivered to IRI on or before March 1, 2001, with respect to the Six Month Period, August 31, 2001, with respect to the Interim Period, and March 1, 2002, with respect to the Twelve Month Period. The final Financial Statements shall fairly present, in all material respects, the financial position and results of operations of NewCo as of the close of business on December 31, 2000, June 30, 2001 and December 31, 2001, as applicable, and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Variation Analysis and Variation Certificate for each period shall be determined in good faith based upon the applicable Financial Statements. The cost of the audits for the Six Month Period and the Twelve Month Period shall be borne by NewCo. The parties hereto acknowledge that the adjustment to the Initial Term Service Charges set forth in this Section 3.04 relates to all revenues of NewCo except that no such adjustment shall be made regarding revenues of NewCo (after allocating expenses of NewCo attributable to such revenues pro rata based on gross revenues) that are attributable to acquisitions and no adjustment shall be made in respect of payments, if any, made to NewCo pursuant to Section 2.09(b) hereof or with respect to the Base Service Charges set forth in the Transition Services Agreement.

         (b) IRI shall have a period of twenty (20) business days after the delivery of the final Year 2000 Audited Financial Statements, final Interim Unaudited Financial Statements or the final Year 2001 Audited Financial Statements and the related Variation Analysis and Variation Certificate to present in writing to NewCo notice of any objections IRI may have to the Six Month Period Variation Analysis and related Variation Certificate, the Interim Period Variation Analysis and related Variation Certificate or the Twelve Month Period Variation Analysis and related Variation Certificate, as the case may be, setting forth in reasonable detail the reasons for such objection. If IRI does not object to the Six Month Period Variation Analysis and related Variation Certificate, the Interim Period Variation Analysis and related Variation Certificate or the Twelve Month Period Variation Analysis and related Variation Certificate within such twenty (20) business day period, the applicable Variation Analysis and related Variation Certificate shall be final and binding on the parties hereto and any adjustment to the Initial Term Service Charges shall be based thereon.

         (c) If IRI objects in writing to the Six Month Period Variation Analysis and related Variation Certificate, the Interim Period Variation Analysis and related Variation Certificate or the Twelve Month Period Variation Analysis and related Variation Certificate within the twenty (20) business day period, IRI and NewCo shall negotiate in good faith and use their best efforts to resolve such dispute. If the parties fail to agree within five (5) business days after the delivery of the notice, then the disputed items shall be resolved by the Accounting Referee. The Accounting Referee shall resolve the dispute within ten (10) business days of having the disputed items referred to it. The Six Month Period Variation Analysis and related Variation Certificate, the Interim Period Variation Analysis and related Variation Certificate or the Twelve Month Period Variation Analysis and related Variation Certificate as revised by the Accounting Referee shall be final and binding on the parties and any adjustment to the Initial Term Service Charges shall be based thereon. The cost, fees and expenses of the Accounting Referee shall be borne equally by IRI and NewCo.

         (d) If Budgeted Cost of Services is greater than Actual Cost of Services as set forth on the Six Month Period Variation Analysis, the Interim Period Variation Analysis or the Twelve Month Period Variation Analysis, the Initial Term Service Charge related to the Six Month Period, the Interim Period or the Twelve Month Period, as applicable, shall be reduced by an amount, as determined by NewCo and IRI (through their respective Designated Employees) taking into account seasonality and other related factors, no greater than such excess and the Budget (including the related assumptions) for the remaining portion of the Initial Term shall be amended to reflect such reduction. Subject to the provisions of Section 3.04(f), NewCo shall reimburse IRI for any excess amounts paid pursuant to the Initial Term Service Charge, if any, immediately upon (and in any event no later than fifteen (15) days following) receipt by IRI of the Six Month Period Variation Analysis and related Variation Certificate, the Interim Period Variation Analysis and related Variation Certificate or the Twelve Month Period Variation Analysis and related Variation Certificate, as the case may be; provided, however, that in the event IRI has objected to NewCo's calculation pursuant to paragraph (b) hereof, such disputed amounts shall become due and payable upon resolution of such dispute between IRI and NewCo or upon final determination by the Accounting Referee.

         (e) If Budgeted Cost of Services is less than Actual Cost of Services as set forth on the Six Month Period Variation Analysis and related Variation Certificate, the Interim Period Variation Analysis and related Variation Certificate or the Twelve Month Period Variation Analysis and related Variation Certificate, the Initial Term Service Charge related to the Six Month Period, the Interim Period or the Twelve Month Period, as applicable, shall be increased by an amount, as determined by NewCo and IRI (through their respective Designated Employees) taking into account seasonality and other related factors, no greater than such difference and the Budget (including the related assumptions) for the remaining portion of the Initial Term shall be amended to reflect such increase. Any such increase in the Initial Service Charge shall be paid by IRI to NewCo immediately upon (and in any event no later than fifteen
(15) days following) receipt by IRI of the Six Month Period Variation Analysis and related Variation Certificate or Twelve Month Period Variation Analysis and related Variation Certificate, as the case may be; provided, however, that in the event IRI has objected to NewCo's calculation pursuant to paragraph (b) hereof, such disputed amounts shall become due and payable upon resolution of such dispute between IRI and NewCo or upon final determination by the Accounting Referee.

         (f) In each event that IRI is entitled to receive a payment from NewCo pursuant to the provisions of Section 3.04(d), NewCo shall have the right, but not the obligation, to submit to IRI a written proposal (the "Reinvestment Proposal") relating to the reinvestment in NewCo of the amount of any payment (or portion thereof) that IRI is entitled to receive pursuant to Section 3.04(d) to achieve additional cost savings or other benefits. IRI shall have a period of ten (10) business days after the delivery of the Reinvestment Proposal. If IRI accepts the Reinvestment Proposal, the payment that IRI would otherwise be entitled to receive from NewCo pursuant to the provisions of Section 3.04(d) shall be retained by NewCo in accordance with the terms of the Reinvestment Proposal. If IRI does not accept the Reinvestment Proposal, or if IRI does not respond to the Reinvestment Proposal within such ten (10) business day period, then all amounts that IRI is entitled to receive from NewCo pursuant to the Provisions of Section 3.04(d) shall be paid to IRI promptly in accordance with the provisions of Section 3.04(d).

         Section 3.05. Audit. NewCo shall keep complete and accurate records reflecting all information necessary or useful in verifying the accuracy of each invoice for a reasonable time after the date of such invoice, noting IRI's rights under this Section 3.05. IRI shall have the right to hire an independent certified public accountant to inspect all such records so required to be kept by NewCo (which accountant shall agree in writing to keep all information confidential except as needed to disclose any discovered discrepancies); provided (but not in limitation of the rights provided in Section 13.1 of the Amended and Restated Limited Partnership Agreement), that such audit: (i) is conducted during normal business hours, (ii) is conducted no more often than once per year, and (iii) is conducted only after IRI has given ten (10) business days notice of such audit. IRI shall bear the full cost and expense of such audit, unless a discrepancy in excess of $100,000 in favor of IRI is discovered, in which event NewCo shall bear the full cost and expense of such audit. Regardless of the amount of discrepancy discovered, all discrepancies (and interest thereon) shall be immediately due and payable.

         Section 3.06. Taxes. IRI will pay or reimburse NewCo for any sales, use, gross receipts or similar tax imposed in connection with the payments made hereunder.


                                   ARTICLE IV
                             ALTERATION OF SERVICES

         Section 4.01. Request for Alteration of Services. If either party wishes to change the Services specified in the Budget or in any Subsequent Year Requirements Proposal or under the Service Level Agreement or any Subsequent Year Service Level Agreement, then the party making such request (the "Requesting Party") must give the other party (the "Recipient Party") written notice to the applicable Designated Employee of at least two (2) months prior to the date on which the Requesting Party wishes to alter a Service, unless this Agreement specifically provides otherwise with respect to notice timing. All such requests (a) if made by IRI, must be made by a Designated IRI Employee and must be delivered to a Designated NewCo Employee in writing in accordance with the provisions of Section 10.07 hereof or (b) if made by NewCo, must be made by a Designated NewCo Employee and must be delivered to a Designated IRI Employee in writing in accordance with the provisions of Section 10.07 hereof.

         Section 4.02. Response to Request for Alteration of Services. Upon receipt of a request for the alteration of Services as set forth in Section 4.01, the Recipient Party (through a Designated Employee) as promptly as practicable, but in no event later than ten (10) business days after receipt of such request, shall deliver a notice to the Requesting Party (through a Designated Employee) responding to such request specifying any objections that the Recipient Party has to the Requesting Party's request. The Recipient Party shall be deemed to accept all terms and conditions of the request not included in its response. In addition, if the Recipient Party does not respond within the ten (10) business day period set forth above, the Recipient Party shall be deemed to have accepted the Requesting Party's request for the alteration of Services on the terms and conditions set forth in the Requesting Party's request.

         Section 4.03. Escalation. If the Recipient Party has any objection to the Requesting Party's request, the parties (through their respective Designated Employees), shall during the ten

(10) business days following delivery of the notice of objection to the Requesting Party, use their commercially reasonable best efforts to reach agreement on the objectional items. If the parties are unable to reach agreement during such ten (10) business day period, following the expiration of such ten
(10) business day period, either party may escalate any dispute pursuant to the dispute resolution procedures set forth in Article VIII hereof; provided, however, that if IRI is the Recipient Party and an objection is raised in writing by a senior executive officer of IRI which relates to InfoScan Causal Collection Service Services, IRI shall have the right to prohibit NewCo from making any alteration of such Services so long as IRI has a valid business reason for objecting to the alteration. Notwithstanding the foregoing paragraph, if IRI is the Requesting Party, NewCo shall have no right to object to an alteration so long as IRI provides NewCo with (i) adequate notice of the change (which shall be deemed to be at least two (2) months without NewCo's prior written consent unless this Agreement specifically provides otherwise with respect to notice timing) and (ii) pays to NewCo all of the direct and consequential costs associated with such change, provided that NewCo has first advised IRI in writing of the nature and amount of such costs.


                                    ARTICLE V
                      COOPERATION ON TECHNOLOGY DEVELOPMENT

         Section 5.01. Cooperation on Technology Development. IRI shall provide reasonable consultation and assistance to NewCo, and NewCo's third-party developers, at no charge, for the integration of NewCo's relevant technology set forth on Exhibit D hereto ("NewCo's Relevant Technology") with IRI's relevant technology set forth on Exhibit E hereto ("IRI's Relevant Technology" and, together with NewCo's Intellectual Property, the "Relevant Technology"). The scope of such consultation and assistance shall include periodic updates regarding each party's technology development plans, periodic telephonic, e-mail, and written consultation, and engineering consultation at locations designated by NewCo, which such updates shall be no less frequently than monthly during the first 18 months of the term of this Agreement and quarterly thereafter. In addition, if a material change to either party's Relevant Technology is anticipated, both parties will cooperate to ensure that changes in one party's Relevant Technology do not result in NewCo's inability to provide the Services to IRI at the levels specified in the Service Level Agreement or any Subsequent Year Service Level Agreement, as the case may be. NewCo agrees to pay IRI's reasonable travel and accommodation expenses for on-site assistance.

         Section 5.02. Grant of Technology Rights. (a) IRI hereby grants to NewCo, and NewCo hereby accepts, a royalty-free, U.S. right to use all IRI Relevant Technology owned or licensable by IRI in connection with performance of the Services. In addition, IRI agrees to grant to NewCo, as necessary and as the parties shall agree, the right to use, in connection with performance of the Services, any IRI relevant technology hereinafter developed, owned or controlled by IRI ("Future IRI Relevant Technology"). IRI agrees to execute and deliver any additional agreements or documents as may be necessary or desirable to grant to NewCo the right to use such Future IRI Relevant Technology.

         (b) NewCo hereby grants to IRI, and IRI hereby accepts, a royalty-free, U.S. right to use all NewCo Relevant Technology owned or licensable by NewCo in connection with the delivery of the Services. In addition, NewCo agrees to grant to IRI, as necessary and as the parties shall agree, the right to use, in connection with the delivery of the Services, any NewCo relevant technology hereinafter developed, owned or controlled by NewCo ("Future NewCo Relevant Technology"). NewCo agrees to execute and deliver any additional agreements or documents as may be necessary or desirable to grant to IRI the right to use such Future NewCo Relevant Technology.

         Section 5.03. Limitation and Reservation of Rights. (a) NewCo shall not, and shall not cause or authorize any third party to sell, lease, license or sublicense the IRI Relevant Technology or Future IRI Relevant Technology. NewCo shall not reverse engineer the IRI Relevant Technology or Future IRI Relevant Technology to determine the internal functioning of the IRI Relevant Technology or Future IRI Relevant Technology. No license or right is granted, by implication or otherwise, to NewCo under any IRI intellectual property now or hereafter owned or controlled by IRI, except for the rights expressly granted in this Agreement and those to be granted with respect to the Future IRI Relevant Technology.

         (b) IRI shall not, and shall not cause or authorize any third party to sell, lease, license or sublicense the NewCo Relevant Technology or Future NewCo Relevant Technology. IRI shall not reverse engineer the NewCo Relevant Technology or Future NewCo Relevant Technology to determine the internal functioning of the NewCo Relevant Technology or Future IRI Relevant Technology. No license or right is granted, by implication or otherwise, to NewCo under any NewCo intellectual property now or hereafter owned or controlled by NewCo, except for the rights expressly granted in this Agreement and those to be granted with respect to the Future NewCo Relevant Technology.

         (C) DISCLAIMER OF WARRANTIES. THE TECHNOLOGY LICENSED HEREUNDER IS PROVIDED ON AN AS IS BASIS, WITH NO WARRANTIES WHATSOEVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IRI, NEWCO AND THEIR RESPECTIVE SUPPLIERS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS OF ANY KNOWLEDGE OF PARTICULAR NEEDS. NO EMPLOYEE, AGENT, DEALER, OR DISTRIBUTOR IS AUTHORIZED TO MAKE ANY ADDITIONAL WARRANTIES OR MODIFY THE FOREGOING LIMITED WARRANTY.

         (D) LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR THEIR RESPECTIVE DISTRIBUTORS, SUPPLIERS, LICENSORS OR RESELLERS, OR THE MANUFACTURERS, SUPPLIERS, OR DISTRIBUTORS OF PRODUCTS WITH WHICH THE TECHNOLOGY LICENSED HEREUNDER MAY BE BUNDLED, BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR

LOSS OF BUSINESS INFORMATION) ARISING OUT OF THE USE OF OR INABILITY TO USE SUCH TECHNOLOGY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, OR OTHER TORT. EACH PARTY UNDERSTANDS THAT, IN CONNECTION WITH THE OTHER PARTY'S TECHNOLOGY, IT SHALL HAVE SOLE RESPONSIBILITY FOR ADEQUATE PROTECTION AND BACK-UP OF DATA USED IN CONNECTION WITH SUCH TECHNOLOGY.



                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Section 6.01. Representations and Warranties of Each Party. Each of IRI and NewCo hereby represents and warrants severally and not jointly to the other as to itself that:

         (a) Corporate Existence and Power. In the case of IRI: Such party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. In the case of NewCo: Such party is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and has all powers and material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Authorization. The execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby are within such party's corporate, in the case of IRI, or limited partnership, in the case of NewCo, powers and have been duly authorized by all necessary corporate, in the case of IRI, or limited partnership, in the case of NewCo, action on the part of such party. This Agreement constitutes a valid and binding agreement of such party, enforceable in accordance with its terms.

         (c) Governmental Authorization; Consents. The execution, delivery and performance by such party of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority, except for required actions and filings under applicable securities laws and regulations. No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which such party is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by such party or the consummation of the transactions contemplated hereby.

         (d) Non-Contravention. The execution, delivery and performance by such party of this Agreement does not and will not (i) contravene or conflict with the certificate of incorporation or by-laws, in the case of IRI, or certificate of limited partnership or limited partnership agreement, in the case of NewCo, (or other governing documents) of such party or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such party.

         (e) No Default. It is not in default under any contract, agreement or other instrument that is material to the undertaking of its obligations under this Agreement.

         Section 6.02. Additional Representations and Warranties of IRI. IRI hereby represents and warrants to NewCo that:

         (a) Validity of Historical Information. To the best of IRI's knowledge, all of the historical information provided by IRI to NewCo, in particular the historical information referred to in Section 2.02 above that was the basis of the service levels in the Service Level Agreement, is true, accurate and complete in all material respects. This representation and warranty shall survive the execution and delivery of this Agreement until January 1, 2001. In addition, the provisions of Section 2.02 shall serve as the exclusive remedy for a breach of this representation and warranty.

         (b) Budget. The Budget (including the related assumptions) constitutes IRI's best estimate of the information purported to be shown therein, and IRI is not aware of any fact or information that would lead it to believe that the Budget is incorrect or misleading in any material respect; provided, however, that IRI makes no representation or warranty with respect to the line item "NewCo Executive" in the Budget. The provisions of Section 3.03 shall serve as the exclusive remedy for a breach of the representation and warranty.


                                   ARTICLE VII
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         Section 7.01. Limited Warranty. IRI hereby acknowledges that, except as set forth in the Service Level Agreement or any Subsequent Year Service Level Agreement or in this Section 7.01, NewCo does not otherwise warrant or assume any responsibility for its Services. The warranty stated above is in lieu of and exclusive of all other representations and warranties of any kind whatsoever. EXCEPT AS STATED ABOVE, NEWCO MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATED TO ANY SERVICES, AND SUCH WARRANTIES ARE HEREBY DISCLAIMED.

         Section 7.02. Performance Remedy. (a) In the event that NewCo fails to provide a Service hereunder, or the quality of a Service is not in accordance with the Service Level

Agreement or any Subsequent Year Service Level Agreement (a "Defective Service"), IRI shall give NewCo prompt written notice thereof in accordance with the provisions of Section 10.07 hereof. Subject to the provisions of Section
2.11 (Force Majeure), NewCo shall cause such Defective Service to be remedied or cured or waived by IRI within (i) ten (10) days (the "Causal Data Cure Period") after receipt by NewCo of notice of a Defective Service related to InfoScan Causal Collection Service (a "Causal Data Defective Service") or (ii) ten (10) days or as specified in the applicable agreement (the "Recurring Audit Cure Period") after receipt by NewCo of notice of a Defective Service related to InfoForce Recurring Audit Collection Service (a "Recurring Audit Defective Service") or (iii) ten (10) days or as specified in the applicable agreement (the "Custom Audit Cure Period" and together with the Causal Data Cure Period and the Recurring Audit Cure Period, the "Cure Periods") after receipt by NewCo of notice of a Defective Service related to InfoForce Custom Audit Collection Service (a "Custom Audit Defective Service"). If NewCo does not cause the Defective Service to be remedied, cured or waived within the applicable Cure Period, (i) subject to Section 7.02(b) with respect to a Causal Data Defective Service, IRI may exercise its Call Right pursuant to the provisions of Section
7.5 of the Amended and Restated Limited Partnership Agreement or (ii) with respect a Recurring Audit Defective Service, NewCo shall reperform such Service within five (5) business days of receipt of notice from IRI at NewCo's sole cost and expense or (iii) with respect to InfoForce Custom Audit Collection Service, NewCo shall promptly reperform the Defective Service at NewCo's sole cost and expense, unless the parties agree otherwise. If IRI chooses not to exercise its Call Right pursuant to the immediately preceding clause (i) or if NewCo fails to reperform the Defective Service pursuant to the immediately preceding clauses
(ii) or (iii), then IRI shall have the absolute right, upon written notice to NewCo, to provide such Service, or to retain any third party to provide such Service, in which case all reasonable costs and expenses (in IRI's reasonable judgment) incurred by IRI to replace such Service shall be charged to NewCo or, if the Defective Service cannot be reperformed to the client's satisfaction, then at IRI's request, NewCo shall refund to IRI all amounts paid for such Defective Service. Under no circumstances shall IRI be required to pay for any Service that was not performed or that was improperly performed and not cured by NewCo within the applicable cure period.

         (b) NewCo shall have no obligation to deliver the applicable Services at the levels set forth in the appropriate Service Level Agreement and IRI shall not have the right to exercise its Call Right pursuant to Section 7.5 of the Amended and Restated Limited Partnership Agreement, in each case to the extent that the Causal Data Defective Service is directly attributable to one of the following events, but only if NewCo, after using its commercially reasonable best efforts to continue to provide the InfoScan Causal Collection Services, is prevented from doing so because of such event and only if NewCo complies with the terms of subparagraph (c) below:

                  (i) the assets provided by IRI to NewCo pursuant to the IRI Usage Agreement, for as long as IRI is required to provide such assets thereunder, are insufficient, whether in nature, quantity, quality or otherwise, in order for NewCo to provide the type, scope and volume of Services to IRI hereunder at the service levels specified in the applicable Service Level Agreement or any Subsequent Year Service Level Agreement;

                  (ii) NewCo is unable to hire a sufficient number of employees in the categories specified in Section 5(a) of the Group Hire Agreement to enable NewCo to provide the type, scope and volume of the Services to IRI hereunder at the service levels specified in the applicable Service Level Agreement or any Subsequent Year Service Level Agreement;

                  (iii) IRI fails to provide the services described in the Transition Services Agreement as set forth in the Transition Services Agreement in order for NewCo to provide the type, scope and volume of Services to IRI hereunder at the service levels specified in the applicable Service Level Agreement;

                  (iv) IRI has taken any action or failed to take any action that prevents NewCo from completing the transmission of InfoScan Causal Data to IRI;

                  (v) IRI fails to ensure that NewCo has access to the Stores on substantially the same access terms as exist on the date of this Agreement (it being expressly understood and agreed by IRI that IRI shall bear, at its sole cost and expense, any increase in the fees charged by the Stores), provided that such failure is not caused by the acts or omissions of NewCo; or

                  (vi)  an event of Force Majeure.

         (c) Within two (2) business days after NewCo becomes aware of any event described in subparagraph (b) above, NewCo shall notify IRI in writing of the occurrence of such event and the Designated Employees of IRI and NewCo shall meet, as soon as possible but in any event within five (5) business days after receipt of such notice from NewCo, to mutually determine how to perform the InfoScan Causal Collection Services while such event continues, including, as appropriate, the implementation of a workaround acceptable to IRI and revised service levels and a revised plan for InfoScan Causal Collection Services and delivery of the InfoScan Causal Collection Services. NewCo and IRI agree to cooperate with one another and use their best efforts to mitigate the damage caused by the occurrence of any event specified in subparagraph (b) above and NewCo shall continue to perform the Services to the extent possible during the continuation of any such event.

         (d) Subject to the provisions of Section 7.02(b), in the event of a Causal Data Defective Service which has not been cured, IRI shall be entitled to exercise its Call Right or to pursue alternative remedies against NewCo (the "Alternative Remedies"); provided, that IRI may only pursue Alternative Remedies to the extent the aggregate documented losses attributable solely to any such Causal Data Defective Service actually incurred and paid by IRI to a third party to which IRI provides InfoScan Causal Collection Services ("Losses") exceed $25,000, exclusive of attorney's fees and costs (the "Threshold Amount"); provided, further, that at such time as the amount IRI shall be entitled to pursue through Alternative Remedies exceeds the Threshold Amount, IRI shall be entitled to pursue Alternative Remedies up to the full amount of its Losses including the Threshold Amount; and provided, further, that in the event that IRI exercises its Call Right, IRI's ability to pursue Alternative Remedies will cease and the exercise of the Call Right shall be IRI's exclusive remedy. The foregoing notwithstanding, IRI shall not be entitled to seek Losses from NewCo in excess of $1,000,000 during any single calendar year. By means of clarification, nothing herein shall limit IRI's remedies hereunder, other than with respect to Causal Data Defective Services provided by NewCo to IRI pursuant to this Agreement.

         (e) Notwithstanding anything to the contrary in Sections 8.01 and 8.02 of this Agreement, any and all disputes concerning a Causal Data Defective Service shall be resolved exclusively by confidential arbitration pursuant to the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as then in effect (the "Expedited Procedures"), in Wilmington, Delaware or such other location as may be agreed by the parties. The parties shall request that a list of proposed arbitrators be sent by the AAA to each party, from which one arbitrator shall be appointed, pursuant to the Expedited Procedures. Any arbitration concerning a Causal Data Defective Service shall be conducted separately and independently from any other arbitration concerning any other disputes arising under or affecting this Agreement, unless the parties otherwise agree. Any arbitration concerning such other disputes arising under or affecting this Agreement shall be governed exclusively by the provisions of Article VIII of this Agreement. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States, and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. The procedure described in this Section 7.02(e) shall be the exclusive means of resolving disputes concerning a Causal Data Defective Service under this Agreement. The provisions of Sections 8.02(c), 8.02(d) and 8.02(e) shall apply in any such arbitration concerning a Causal Data Defective Service.

         Section 7.03. Limitation of Liability. NewCo agrees that none of IRI nor any of its Subsidiaries or Affiliates nor their respective general partners, limited partners, directors, officers, agents and employees (each, a "IRI Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to NewCo for or in connection with the Services rendered or to be rendered by any IRI Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any IRI Indemnified Person's actions or inactions in connection with any such Services or transactions, except that such liability limitation shall not apply to the extent that it is determined by a court of competent jurisdiction that the liability has been caused by or results from the act, negligence or fault of a IRI Indemnified Person.

         Section 7.04. (a) Cross-Indemnification. NewCo agrees to indemnify and hold harmless each IRI Indemnified Person from and against any claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with Services rendered or to be rendered by any IRI Indemnified Person pursuant to this Agreement, the transactions contemplated hereby, any IRI Indemnified Person's actions or inactions in connection with any such Services or transactions, including all claims, damages, losses, obligations, liabilities, costs and expenses associated with tort or statutory claims, except that such indemnification shall not apply to the extent it is determined by a court of competent jurisdiction that such claim, damage, loss, obligation, liability, cost or expense has been caused by or results from the act, negligence or fault of a IRI Indemnified Person.

         (b) IRI agrees to indemnify and hold harmless Newco, its Subsidiaries and Affiliates and their respective general partners, limited partners, directors, officers, agents and employees (each, a "Newco Indemnified Person") from and against any claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any obligations of any Newco Indemnified Person arising under this Agreement, the transactions contemplated hereby, any Newco Indemnified Person's actions or inactions in connection with any such obligations or transactions, including all claims, damages, losses, obligations, liabilities, costs and expenses associated with tort or statutory claims, except that such indemnification shall not apply to the extent it is determined by a court of competent jurisdiction that such claim, damage, loss, obligation, liability, cost or expense has been caused by or results from the act, negligence or fault of a Newco Indemnified Person.

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

         Section 8.01. Dispute Resolution. Prior to pursuing arbitration with respect to any dispute hereunder, the parties (through their respective Designated Employees) shall use their commercially reasonable best efforts to reach agreement on the disputed items. If the parties are unable to reach agreement, either party may escalate any dispute not resolved to the appropriate (as determined by the party) executive officers of the parties by providing written notice to the other party in accordance with the provisions of Section
10.07 hereof.

         Within five (5) business days after delivery of the notice specified in
Section 8.01 above, the appropriate executive officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

         Section 8.02. Arbitration. (a) No party shall be entitled to make and bring a claim in arbitration unless it has attempted to reach such amicable resolution pursuant to the provisions of Section 8.01 above.

         (b) Subject to the provisions of Section 8.02(d) and Section 10.06, after expiration of periods referred to in Section 8.01 above, any and all disputes arising under or affecting this Agreement shall be resolved exclusively by confidential arbitration pursuant to the rules of the American Arbitration Association then in effect for that Association in Wilmington, Delaware or such other location as may be agreed by the parties. Each of the parties shall designate one arbitrator and the two arbitrators so designated shall select a third arbitrator. Among the remedies available to them, the arbitrators shall be authorized to order the specific performance of provisions of this Agreement and of the Operative Documents. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. Subject to the provisions of Sections 8.02(d) and 10.06, the procedure described in this
Section 8.02 shall be the exclusive means of resolving disputes arising under or affecting this Agreement.

         (c) All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this Section 8.02(c), agrees to comply with the confidentiality terms of this Section 8.02(c) and will not use any Confidential Information disclosed to such expert for personal or business advantage.

         (d) The parties hereto further acknowledge that any breach of this Agreement may result in irreparable harm to the other party. Accordingly, nothing in this Agreement shall be construed to prohibit any party, pursuant to
Section 10.06 hereof or on a preliminary basis in aid of arbitration from instituting proceedings for injunctive or other provisional or interim relief in any court having jurisdiction over the parties and the subject matter of the dispute, to obtain specific performance of the provisions of this Agreement, to enjoin activities in violation of the provisions of this Agreement, or as necessary to protect such party's name, confidential or proprietary information, trade secrets, know-how or any other proprietary rights.

         (e) Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.


                                   ARTICLE IX
                              TERM AND TERMINATION

         Section 9.01. Term. Except as otherwise provided in this Article IX, the Service Level Agreement or as otherwise agreed in writing by the parties, this Agreement shall become effective as of the date hereof and shall terminate on the tenth anniversary of the date hereof at 11:59 p.m. Chicago time (the "Term"); provided, however, that, unless either party to this Agreement gives the other party to this Agreement written notice in accordance with the provisions of Section 10.07 hereof at least one year prior to the expiration of the Term or any subsequent term, this Agreement shall automatically extend for subsequent five (5) year periods and the provisions hereof shall remain applicable for each such subsequent period.

         Section 9.02. Termination. (a) Notwithstanding Section 9.01, this Agreement shall be terminable if one of the following events occurs:

                  (i) either party commences any case, proceeding or other action (or an involuntary action is commenced against it which is not dismissed within 90 days) seeking reorganization, adjustment, liquidation or dissolution of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

                  (ii)  NewCo or any of its partners is dissolved;

                  (iii) the Amended and Restated Limited Partnership Agreement is terminated;

                  (iv) one of the parties hereto at any time breaches or fails to comply with a material provision under this Agreement and fails to remedy, cure or have waived such breach within ten (10) business days from the receipt of a written notice from the complaining party, specifying the nature of the breach of the other party; provided, however, that the right to terminate this Agreement under this Section 9.02(a)(iv) shall not be available to any party whose action or failure to act gave rise to the other party's ability to terminate under this Agreement and; provided, further, that NewCo's right to terminate this Agreement pursuant to this subsection (iv) shall be suspended for a period of ninety (90) days from the date of the occurrence of any event described in Section 7.02(b) and, if such event is cured during such 90 day suspension, then NewCo shall no longer have the right to terminate this Agreement as a result of the occurrence of such event;

                  (v) IRI fails to pay any amount when due hereunder and such failure is not cured within ten (10) business days after written notice thereof from NewCo to IRI (excluding any amounts which are the subject of a good faith dispute); or

         (vi) any party to any of the Operative Documents (as defined in the Co-operation Agreement) at any time breaches or fails to comply with a material provision under such Operative Document and fails to remedy, cure or have waived such breach in accordance with the terms of the applicable Operative Document and such breach or such failure to comply prevents the non-breaching party from performing its obligations under this Agreement to any material extent; provided, however, that the right to terminate this Agreement under this Section 9.02(a)(vi) shall not be available to any party whose action or failure to act gave rise to the other party's ability to terminate under such Operative Document and; provided, further, that NewCo's right to terminate this Agreement pursuant to this subsection (vi) shall be suspended for a period of ninety (90) days from the date of the occurrence of any event described in Section 7.02(b) and, if such event is cured during such 90 day suspension, then NewCo shall no longer have the right to terminate this Agreement as a result of the occurrence of such event.

         (b)      In case one of the events referred to in subsections (a)(i),
(ii) or (iii) occurs, each party has the right to terminate the Agreement forthwith by written notice to the other party.

         (c)      In the event of a material breach or failure to comply with
(i) a material provision under this Agreement pursuant to subsections (a)(iv) or
(a)(v) and (ii) any of the Operative

Agreements referred to in subsection (vi), the complaining party may terminate this Agreement after giving ten (10) business days written notice to the non-terminating party; provided, that such non-terminating party has not remedied, cured or had waived such breach or failure to comply during the applicable cure period; and provided, further, that if the non-terminating party considers that no material breach or failure to comply has taken place or that such breach or failure to comply has been adequately remedied in the ten (10) business day notice period, and refers the matter to arbitration pursuant to the provisions of Section 8 hereof, this Agreement will remain in full force and effect during the arbitration procedure and will be terminated only if the arbitrators confirm that a breach has taken place and has not been cured during the cure period.

        (d) Nothing in this Agreement shall prevent a party from enforcing the provisions of this Agreement by such remedies as may be available in lieu of termination.

         Section 9.03. Effect of Termination. Upon expiration or termination of this Agreement, all rights and obligations hereunder shall terminate forthwith, except the provisions of Article III, Article VII, Article VIII, Sections 10.04, 10.05, 10.06, 10.07, 10.08 and 10.11 and this Section 9.03 which shall survive the expiration or termination of this Agreement.





                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01. No Agency. The parties hereto are independent contractors and neither party is an employee, agent or partner of the other. Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party with respect to dealings with any third party.

         Section 10.02. Entire Agreement; Third Party Rights. This Agreement and the Operative Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties to this Agreement any rights or remedies hereunder.

         Section 10.03. Further Assurances. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver such additional documents and instruments, including amendments to this Agreement, and to perform such additional acts as may be necessary, appropriate or reasonably requested to carry out or evidence the provisions of this Agreement and the transactions contemplated hereby.

         Section 10.04. Confidential Information. Subject to Section 10.05, each undersigned party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information in the Disclosing Party's business (including, without limitation, computer programs, technical drawings, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information, which to the extent previously, presently, or subsequently disclosed to or learned by the Receiving Party is hereinafter referred to as "Confidential Information" of the Disclosing Party. "Confidential Information" also includes the manner in which any such information may be combined with other information, or synthesized or used by the Disclosing Party. The Receiving Party hereby agrees (i) to hold the Disclosing Party's Confidential Information in strict confidence and to take all reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Confidential Information or any information derived therefrom to any third person (except consultants, subject to the conditions stated below), (iii) not to make any use whatsoever at any time of such Confidential Information except as expressly contemplated in this Agreement or in the Operative Documents (as defined in the Co-operation Agreement), (iv) not to remove or export from the United States or reexport any such Confidential Information or any direct product thereof, except in compliance with, and with all licenses and approvals required under applicable U.S. and foreign export laws and regulations, including, without limitation, those of the U.S. Department of Commerce, and (v) not to copy or reverse engineer any such Confidential Information except as expressly allowed by this Agreement or any Operative Document. Any employee or consultant given access to any such Confidential Information must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii),
(iii), and (v) shall not apply with respect to any information that the Receiving Party can document (i) is or (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) becomes generally known to the public, or (ii) with regard to information obtained after the execution of this Agreement, was rightfully disclosed to it by a third party without restriction provided the Receiving Party complies with restrictions imposed by the third party or (iii) with regard to information obtained after the execution of this Agreement, was independently developed without use of any Confidential Information of the Disclosing Party by employees or consultants of the Receiving Party who have had no access to such information, or (iv) was or is provided by the Disclosing Party to third parties without similar restrictions. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.


         Section 10.05. Protective Arrangements. In the event that the Receiving Party (or any of its Affiliates) either determines on the advice of its counsel that it is required to disclose any Confidential Information pursuant to applicable law or receives any demand under lawful process or from any governmental department, commission, board, bureau, agency or official to disclose or provide Confidential Information of the Disclosing Party (or any of its Affiliates) that is subject to the confidentiality provisions hereof, the Receiving Party shall notify the Disclosing Party prior to disclosing or providing such Confidential Information and shall cooperate at the expense of the Disclosing Party, if requested, in seeking any reasonable protective arrangements requested by the Disclosing Party. Subject to the foregoing, the Receiving Party may thereafter disclose or provide Confidential Information to the extent required by such law (as so advised by counsel) or by lawful process or such governmental department, commission, board, bureau, agency or official.

         Section 10.06. Equitable Relief. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing in accordance with the provisions of Section 10.07 hereof immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

         Section 10.07. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given,

         if to IRI, to:

                  General Counsel
                  Information Resources, Inc.
                  150 North Clinton Street
                  Chicago, IL  60661

         if to NewCo, to:

                  Chief Executive Officer
                  Mosaic InfoForce, L.P.
                  525 West Monroe Street
                  Chicago, IL 60661
         with a copy to:

                  Chief Financial Officer
                  Mosaic Group Inc.
                  469A King Street West
                  Toronto, Ontario
                  M5V 3M4

         All notices shall be deemed to have been given (i) when personally delivered, (ii) three (3) business days following deposit in the U.S. mail, certified or registered, return receipt requested, postage prepaid or (iii) one
(1) business day following dispatch by a nationally recognized overnight courier service.

         Section 10.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state. The parties agree that any action, suit, claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought by the parties in a Delaware state court or a federal court sitting in the State of Delaware, which shall be the exclusive venue of any such action, suit, claim or proceeding. Each party waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit, claim or proceeding, and irrevocably consents and submits to the jurisdiction of any such court in the State of Delaware (and the appropriate appellate courts) in any such action, suit, claim or proceeding. Any and all service of process and any other notice in any such action, suit, claim or proceeding shall be effective against such party when transmitted in accordance with Section 10.07 of this Agreement. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. This provision is intended to comply with 6 Del. C. Section 2708.

         Section 10.09. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto, or in the case of a wavier, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 10.10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, neither of the parties hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         Section 10.11. Severability. If any provisions of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable, the other provisions of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby but shall continue in force to the fullest extent permitted by law.

         Section 10.12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 10.13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.


                           INFORMATION RESOURCES, INC.


                           By: __________________________________

                           Name: ________________________________

                           Title: _________________________________


                           MOSAIC INFOFORCE, L.P.


                           By:____________________________________

                           Name: ________________________________

                           Title: _________________________________

                                                         SCHEDULE 3 TO EXHIBIT A

                             SERVICE LEVEL AGREEMENT
                   [** - Omitted portions consist of 23 pages]

                                                                     EXHIBIT B-1


                              SERVICES USAGE REPORT

For the period June 5, 2000        IRI Weeks 1084
               -------------                 -----


PROJECT TYPES                                       WEEKLY               FOUR WEEK                YEAR TO DATE
                                                   AVERAGE %             AVERAGE %                      %

Infoscan Causal Data Collection                       XX                      XX                        XX
         Weekly Displays                              XX                      XX                        XX
         Feature Ads                                  XX                      XX                        XX
         Coupons                                      XX                      XX                        XX
     Convenience Stores Total                         XX                      XX                        XX
         Scanning Signage                             XX                      XX                        XX
         Scanning Features                            XX                      XX                        XX
         Scanning Displays                            XX                      XX                        XX
         Volumetric Inventory                         XX                      XX                        XX
         Volumetric Delivery                          XX                      XX                        XX

InfoForce Recurring Audit Total                       XX                      XX                        XX
         [**]                                         XX                      XX                        XX
         [**]                                         XX                      XX                        XX
         [**]                                         XX                      XX                        XX

InfoForce Custom Audit Total                          XX                      XX                        XX

Data Challenge - (reported after 7/01)

                                                                     EXHIBIT B-2


                       COST SAVINGS AND TECHNOLOGY REPORT

                          MONTHLY REPORT FOR __________


Submitted By:
Date:

A.       Savings Projects Summary:

Submitted By:
Date:

Savings Project #:

Projected Savings:

Period of Savings:

Description:


Savings Project #:

Projected Savings:

Period of Savings:

Description:


B.       Technology Issues:

Summary of Major Issues:





Action Plan:

Follow-up From Last Month:




Additional Comments, Concerns:



Project Definition Report Update:





                                     B-2-2

                                                                       EXHIBIT C



                          DATA CHALLENGE REPORT SUMMARY

              FOR THE PERIOD _______________ THROUGH ______________



DATA CHALLENGE #    DATE RECEIVED    DATE ACKNOWLEDGED     DATE RESOLVED
         X               X                   X                    X

         X               X                   X                    X

         X               X                   X                    X

                          DATA CHALLENGE REPORT DETAIL

FOR THE PERIOD _______________ THROUGH ______________




Data Challenge#______.    Submitted By: _________________  Location: __________

Date Reported to NewCo:         ______________

Date Acknowledgement Sent to CS&S:  ___________   NewCo Contact:     __________

Date Resolution Sent to CS&S:               ______________

Data Challenge Description:





Resolution Description:






Data Challenge#______.    Submitted By:_________________   Location: __________

Date Reported to NewCo:        ______________

Date Acknowledgement Sent to CS&S:  ___________ NewCo Contact:      __________

Date Resolution Sent to CS&S:       ______________

Data Challenge Description:





Resolution Description:

                                                                       EXHIBIT D


                           NEWCO'S RELEVANT TECHNOLOGY

The relevant technologies within NewCo for up to the first 18 months of the agreement will be the current IRI field and back office technologies including the current processes utilizing MONet collected data. Relevant technologies include:

    -    Fujitsu Model [**] hand held units
    -    Fujitsu Model [**] hand held units
    - Proprietary applications to maintain and create new functionality for data collection on the Fujistu hand held units
    - Time tracking software applications developed for use on the hand held units
    - Sample selection application software (SAS) used to select stores for audit
    -    IRI database of US retailers
    -    IRI dictionary of UPC and other product dimension information
    -    Spare part inventory for Fujistu hand held devises

                                                                       EXHIBIT E

                            IRI'S RELEVANT TECHNOLOGY

    -    Management Summary Reporting.

    -    Weekly Displays:

         1.   Display Approval

         2.   Data Loading(UPCSelect processing)

    - RJRSELCT - Cigarette Displays(includes edit capabilities once received in Chicago)

    -    Custom Reporting - Internal and external reporting

    -    Dictionary - Seasonal New Items

    -    Convenience Store - Audit(sales) and Display data.

    -    Corporate Timetracking data for payroll & mileage

    -    Timetracking information for Performance Trackers.

    -    Store/data moves